                                                Exhibit 99.1
ADM Reports Fourth Quarter Earnings of $1.22 per Share,
$1.21 per Share on an Adjusted Basis, Affirms Earnings Growth Expectation for 2021
•Q4 net earnings of $687 million; adjusted net earnings of $684 million
•Q4 adjusted EPS up 49 percent excluding prior-year impact of retroactive biodiesel tax credit
•Full-year reported EPS of $3.15; record adjusted EPS of $3.59
•Expect growth in operating profit and EPS in 2021

CHICAGO, January 26, 2021—ADM (NYSE: ADM) today reported financial results for the quarter and fiscal year ended December 31, 2020.

“I want to thank our team, which performed exceptionally well during truly unprecedented times to deliver four straight quarters of year-over-year adjusted segment operating profit growth in 2020, along with solid returns and record full-year adjusted EPS of $3.59,” said Chairman and CEO Juan Luciano. “Around the globe, ADM colleagues demonstrated their resourcefulness, creativity and commitment by keeping our work environment safe from COVID-19, maintaining our operations and serving our customers. The team delivered on our strategic objectives, maintained a solid balance sheet, managed a wide variety of risks superbly, and showed the strength of our diversified and global value chain.

“Our Ag Services and Oilseeds team delivered outstanding results in 2020, crossing the $2 billion profit mark by capitalizing on our unparalleled and flexible global footprint to meet strong demand. With continued strong global demand for grains and oilseeds as well as meal and oils, we are confident in another outstanding performance from Ag Services & Oilseeds in 2021.

“In Carbohydrate Solutions,” Luciano continued, “the team achieved higher full-year results, demonstrating the power of our diversified product portfolio by pivoting quickly and effectively to meet incremental demand for industrial starches, retail flour and high-grade alcohol. The Carbohydrate Solutions business is well positioned to generate solid profit growth in 2021 as lockdown impacts dissipate.

“Our Nutrition business continued to harvest investments, lead in consumer growth trend areas, and partner with customers to deliver new products and solutions in 2020, driving 37 percent annual operating profit growth. Based on our current organic growth plans, we expect the Nutrition team to deliver solid revenue expansion and profit growth in 2021.

“For ADM, based on the continued delivery of drivers under our control and improving market conditions as the year progresses, we expect strong growth in segment operating profit and another record year of EPS in 2021. I am extremely proud of our team’s performance: Our momentum is strong, and our future is bright.”

                                                            1

Fourth Quarter 2020 Highlights

(Amounts in millions except per share amounts)	2020	2019
Earnings per share (as reported)	$1.22	$0.90
Adjusted earnings per share[1]	$1.21	$1.42

Segment operating profit	$1,139	$934
Adjusted segment operating profit[1]	$1,152	$1,028
Ag Services and Oilseeds	834	739
Carbohydrate Solutions	208	174
Nutrition	127	102
Other Business	(17)	13

•Q4 2019 results included $270 million segment operating profit ($0.61 per share) impact of the retroactive biodiesel tax credit.
•Q4 2020 EPS as reported of $1.22 includes a $0.03 per share charge related to asset impairment, restructuring and settlement; a $0.01 per share charge for acquisition-related expenses; a $0.01 per share credit related to gains on the sale of certain assets; and a $0.04 per share credit related to tax discrete items. Adjusted EPS, which excludes these items, was $1.21.1

        Quarterly Results of Operations

Ag Services & Oilseeds achieved substantially higher results year over year, setting a Q4 record for adjusted operating profit.

•Ag Services results were significantly higher than the prior-year period, driven by great execution in North America, where the business capitalized on strong global demand, particularly from China, to deliver higher export volumes and margins. As expected, South American origination was lower year over year after significantly accelerated farmer selling in the first half of 2020. Global Trade contributed to the higher year-over-year results as it continued to utilize its global network and manage risk well to meet customer demand. As anticipated, negative timing impacts from the prior quarter reversed.

•Crushing delivered substantially higher results versus the prior-year period. The business captured significantly higher margins in all regions, driven by tight soybean supplies and strong global demand for both meal and vegetable oils. There was approximately $125 million in net negative timing in the quarter, driven by basis impacts and improving softseed margins.

•Refined Products and Other results were higher year over year absent the recognition of the retroactive biodiesel tax credit in Q4 of 2019, with good results driven primarily by solid South American margins.

•Equity earnings from Wilmar were higher versus the prior-year period.

1 Non-GAAP financial measures; see pages 5, 10, 11 and 13 for explanations and reconciliations, including after-tax amounts.

                                                            2

Carbohydrate Solutions results were higher than the fourth quarter of 2019.

•Starches and Sweeteners achieved significantly higher results versus the prior-year period, driven by lower net corn costs and intra-company insurance settlements. Earnings were partially offset by lower results from corn oil and wet mill ethanol margins.

•Vantage Corn Processors results were better versus the prior-year period, though they continued to reflect the challenged ethanol industry environment. The business delivered higher year-over-year margins as it met increased demand for USP-grade alcohol, partially offset by fixed costs from the two temporarily idled dry mills.

Nutrition delivered 24 percent year-over-year operating profit growth.

•Human Nutrition results were higher versus the prior-year quarter. Flavors delivered a strong quarter, driven by good sales and product mix in North America and EMEAI. Continued strength in plant proteins drove higher results in Specialty Ingredients. Health & Wellness delivered higher sales in probiotics and natural health and nutrition; prior-year results included revenue and income related to the launch of the strategic Spiber relationship. Results for the quarter also included an intra-company insurance settlement.

•Animal Nutrition results were significantly higher year over year, driven by strong performances in Asia and EMEAI and improvement in amino acid results, partially offset by currency effects in Latin America.

Other Business results were substantially lower, driven by lower ADM Investor Services earnings and Captive Insurance underwriting results, including intra-company settlements referenced above in Carbohydrate Solutions and Nutrition results.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.1 billion for the quarter includes charges related to asset impairment, restructuring, and settlement activities of $16 million ($0.02 per share) and gains on the sale of certain assets of $3 million ($0.00 per share).

In Corporate results, unallocated corporate costs for the quarter were higher year over year due primarily to increased variable performance-related compensation expense accruals, and increased IT and project-related expenses. Other charges decreased due to lower railroad maintenance expenses partially offset by the absence of prior year investment gains. Corporate results also included restructuring charges of $11 million ($0.01 per share).

                                                            3

The effective tax rate for the quarter was approximately 8 percent compared to a positive 1 percent in the prior year. The calendar year 2020 effective tax rate was approximately 5 percent, down from approximately 13 percent in 2019. The decrease for the calendar year was due primarily to changes in the geographic mix of earnings and the impact of U.S. tax credits, mainly the railroad tax credits, which have an offsetting expense in cost of products sold. Absent the effect of EPS adjusting items, the effective tax rate for calendar year 2020 was approximately 9 percent.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q4 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on January 26, 2021, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
At ADM, we unlock the power of nature to provide access to nutrition worldwide. With industry-advancing innovations, a complete portfolio of ingredients and solutions to meet any taste, and a commitment to sustainability, we give customers an edge in solving the nutritional challenges of today and tomorrow. We’re a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Our breadth, depth, insights, facilities and logistical expertise give us unparalleled capabilities to meet needs for food, beverages, health and wellness, and more. From the seed of the idea to the outcome of the solution, we enrich the quality of life the world over. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Source: Corporate Release
                                                            4

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Year ended
	December 31			December 31
(In millions)	2020	2019	Change	2020	2019	Change

Segment Operating Profit	$1,139	$934	$205	$3,455	$2,948	$507
Specified items:
(Gains) losses on sales of assets and businesses	(3)	—	(3)	(83)	(12)	(71)
Impairment, restructuring, and settlement charges	16	94	(78)	76	146	(70)
Adjusted Segment Operating Profit	$1,152	$1,028	$124	$3,448	$3,082	$366

Ag Services and Oilseeds	$834	$739	$95	$2,105	$1,935	$170
Ag Services	346	176	170	828	502	326
Crushing	217	87	130	466	580	(114)
Refined Products and Other	153	363	(210)	439	586	(147)
Wilmar	118	113	5	372	267	105

Carbohydrate Solutions	$208	$174	$34	$717	$644	$73
Starches and Sweeteners	229	206	23	762	753	9
Vantage Corn Processors	(21)	(32)	11	(45)	(109)	64

Nutrition	$127	$102	$25	$574	$418	$156
Human Nutrition	90	83	7	462	376	86
Animal Nutrition	37	19	18	112	42	70

Other Business	$(17)	$13	$(30)	$52	$85	$(33)

Segment Operating Profit	$1,139	$934	$205	$3,455	$2,948	$507

Corporate Results	$(383)	$(438)	$55	$(1,572)	$(1,360)	$(212)

Interest expense - net	(67)	(72)	5	(313)	(348)	35
Unallocated corporate costs	(278)	(193)	(85)	(857)	(647)	(210)
Other charges	(29)	(33)	4	(54)	(51)	(3)
Specified items:
LIFO credit (charge)	—	(27)	27	91	(37)	128
Gain (loss) on debt extinguishment	1	—	1	(409)	—	(409)
Expenses related to acquisitions	(4)	(3)	(1)	(4)	(17)	13
Loss on debt conversion option	(2)	—	(2)	(17)	—	(17)
Gains (losses) on sales of assets	7	(101)	108	7	(101)	108
Impairment, restructuring, and settlement charges	(11)	(9)	(2)	(16)	(159)	143
Earnings Before Income Taxes	$756	$496	$260	$1,883	$1,588	$295

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
                                                            5

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Year ended
	December 31		December 31
	2020	2019	2020	2019
	(in millions, except per share amounts)

Revenues	$17,978	$16,329	$64,355	$64,656
Cost of products sold (1)	16,626	15,160	59,902	60,509
Gross profit	1,352	1,169	4,453	4,147
Selling, general, and administrative expenses (2)	749	654	2,687	2,493
Asset impairment, exit, and restructuring costs (3)	19	103	80	303
Equity in (earnings) losses of unconsolidated affiliates	(176)	(175)	(579)	(454)
(Gain) loss on debt extinguishment (4)	(1)	—	409	—
Interest income	(17)	(50)	(88)	(192)
Interest expense (5)	69	95	339	402
Other (income) expense - net (6,7)	(47)	46	(278)	7
Earnings before income taxes	756	496	1,883	1,588
Income tax (benefit) expense (8)	63	(3)	101	209
Net earnings including noncontrolling interests	693	499	1,782	1,379

Less: Net earnings (losses) attributable to noncontrolling interests	6	(5)	10	—
Net earnings attributable to ADM	$687	$504	$1,772	$1,379

Diluted earnings per common share	$1.22	$0.90	$3.15	$2.44

Average diluted shares outstanding	563	563	563	565

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of $(91) million in the current YTD and $27 and $37 million in the prior quarter and YTD, respectively.

(2) Includes acquisition-related expenses of $4 million in the current quarter, acquisition-related expenses and a settlement charge totaling $8 million in the current YTD, and acquisition-related expenses of $3 million and $17 million in the prior quarter and YTD, respectively.

(3) Includes charges related to impairment of certain assets and restructuring of $19 million and $80 million in the current quarter and YTD, respectively, and charges related to impairment of certain assets, restructuring, and pension settlement of $103 million and $303 million in the prior quarter and YTD, respectively.

(4) Includes a (gain) loss on debt extinguishment of ($1 million) in the current quarter and $409 million in the current YTD primarily related to the early repurchase of certain of the Company’s debentures.

(5) Includes charges related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $2 million and $17 million in the current quarter and YTD, respectively. Includes tax interest related to the sale of an equity investment of $12 million in the prior quarter and YTD.

(6) Includes gains related to the sale of certain assets in the current quarter of $10 million in the current quarter, gains related to the sale of Wilmar shares and certain other assets of $90 million in the current YTD, a loss on sale of an equity investment of $101 million in the prior quarter and YTD, and gains related to the sale of certain assets and a step-up gain on an equity investment of $12 million in the prior YTD.

(7) Includes a settlement charge of $8 million in the current quarter and YTD and $2 million in the prior YTD.

(8) Includes the tax expense (benefit) impact of the above specified items and certain discrete items totaling $(25) million and $(94) million, in the current quarter and YTD, respectively, and $60 million and $3 million in the prior quarter and YTD, respectively.

                                                            6

Summary of Financial Condition
(unaudited)

	December 31, 2020	December 31, 2019
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$666	$852
Short-term marketable securities (a)	1	—
Operating working capital (b)	10,481	7,970
Property, plant, and equipment	9,951	10,106
Investments in and advances to affiliates	4,913	5,132
Goodwill and other intangibles	5,413	5,476
Other non-current assets	2,156	1,936
	$33,581	$31,472
Financed By
Short-term debt (a)	$2,042	$1,202
Long-term debt, including current maturities (a)	7,887	7,679
Deferred liabilities	3,556	3,308
Temporary equity	74	58
Shareholders’ equity	20,022	19,225
	$33,581	$31,472

(a)    Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents and short-term marketable securities.
(b)    Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

                                                            7

Summary of Cash Flows
(unaudited)

	Year ended
	December 31
	2020	2019
	(in millions)
Operating Activities
Net earnings	$1,782	$1,379
Depreciation and amortization	976	993
Asset impairment charges	54	142
(Gains) losses on sales of assets	(161)	39
Loss on debt extinguishment	409	—
Other - net	69	(267)
Change in deferred consideration in securitized receivables(a)	(4,603)	(7,681)
Other changes in operating assets and liabilities	(912)	(57)
Total Operating Activities	(2,386)	(5,452)

Investing Activities
Purchases of property, plant and equipment	(823)	(828)
Net assets of businesses acquired	(15)	(1,946)
Proceeds from sale of business/assets	728	293
Investments in retained interest in securitized receivables(a)	(2,121)	(5,398)
Proceeds from retained interest in securitized receivables(a)	6,724	13,079
Marketable securities - net	4	77
Investments in and advances to affiliates	(5)	(13)
Other investing activities	(27)	(5)
Total Investing Activities	4,465	5,259

Financing Activities
Long-term debt borrowings	1,791	8
Long-term debt payments	(2,136)	(626)
Net borrowings (payments) under lines of credit	837	919
Share repurchases	(133)	(150)
Cash dividends	(809)	(789)
Other	27	(22)
Total Financing Activities	(423)	(660)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,656	(853)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	2,990	3,843
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$4,646	$2,990

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.
                                                            8

Segment Operating Analysis
(unaudited)

	Quarter ended		Year ended
	December 31		December 31
	2020	2019	2020	2019
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,329	9,269	36,565	36,271
Corn	4,168	5,782	17,885	22,079
Total processed volumes	13,497	15,051	54,450	58,350

	Quarter ended		Year ended
	December 31		December 31
	2020	2019	2020	2019
	(in millions)
Revenues
Ag Services and Oilseeds	$14,369	$12,359	$49,716	$48,741
Carbohydrate Solutions	2,078	2,477	8,472	9,886
Nutrition	1,441	1,414	5,800	5,677
Other Business	90	79	367	352
Total revenues	$17,978	$16,329	$64,355	$64,656

                                                            9

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended December 31				Year ended December 31
	2020		2019		2020		2019
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$687	$1.22	$504	$0.90	$1,772	$3.15	$1,379	$2.44
Adjustments:
LIFO charge (credit) (a)	—	—	20	0.04	(69)	(0.12)	28	0.05
Losses (gains) on sales of assets and businesses (b)	(8)	(0.01)	133	0.24	(80)	(0.14)	124	0.22
Impairment, restructuring, and settlement charges (c)	20	0.03	93	0.16	69	0.12	249	0.44
Expenses related to acquisitions (d)	3	0.01	2	—	3	0.01	11	0.02
Loss (gain) on debt extinguishment (e)	(1)	—	—	—	310	0.55	—	—
Loss on debt conversion option (f)	2	—	—	—	17	0.03	—	—
Tax adjustment (g)	(19)	(0.04)	46	0.08	(3)	(0.01)	39	0.07
Sub-total adjustments	(3)	(0.01)	294	0.52	247	0.44	451	0.80
Adjusted net earnings and adjusted EPS	$684	$1.21	$798	$1.42	$2,019	$3.59	$1,830	$3.24

(a)Current YTD changes in the Company’s LIFO reserves of $(91) million pretax ($69 million after tax), tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $27 million and $37 million pretax, respectively ($20 million and $28 million after tax, respectively), tax effected using the Company’s U.S. income tax rate.
(b)Current quarter gains of $10 million pretax ($8 million after tax) related to the sale of certain assets and YTD gains of $90 million pretax ($80 million after tax), respectively, primarily related to the sale of Wilmar shares and certain other assets, tax effected using the applicable tax rates. Prior quarter and YTD loss of $101 million pretax ($133 million after tax) related to a loss on sale of an equity investment and prior YTD gains of $12 million pretax ($9 million after tax) related to the sale of certain assets and a step-up gain on an equity investment, tax effected using the applicable tax rates.
(c)Current quarter and YTD charges of $27 million pretax ($20 million after tax) and $92 million pretax ($69 million after tax), respectively, related to the impairment of certain assets, restructuring, and settlement, tax effected using the applicable rates. Prior quarter and YTD charges of $103 million and $305 million pretax, respectively ($93 million and $249 million after tax, respectively), related to the impairment of certain assets, restructuring, and pension settlement, tax effected using the applicable tax rates.
(d)Current quarter and YTD charges of $4 million pretax ($3 million after tax) related to a target acquisition, tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD acquisition expenses of $3 million pretax ($2 million after tax) and $17 million pretax ($11 million after tax), respectively, consisted of expenses primarily related to the Neovia acquisition, tax effected using the applicable tax rates.
(e)Current quarter gain of $1 million pretax ($1 million after tax) related to the early repayment of certain debt, tax effected using the applicable tax rates. YTD loss on debt extinguishment of $409 million pretax ($310 million after tax), primarily related to the early repurchase of certain of the Company’s debentures, tax effected using the applicable tax rates.
(f)Current quarter and YTD loss on debt conversion option of $2 million pretax ($2 million after tax) and $17 million pretax ($17 million after tax), respectively, related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(g)Tax adjustment due to certain discrete items totaling $(19) million and $(3) million in the current quarter and YTD, respectively, and $46 million and $39 million in the prior quarter and YTD, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.
                                                            10

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2020	June 30, 2020	Sep 30, 2020	Dec. 31, 2020	Dec. 31, 2020

Net earnings attributable to ADM	$391	$469	$225	$687	$1,772
Adjustments:
Interest expense	83	87	100	69	339
LIFO	(91)	—	—	—	(91)
Other adjustments	48	8	355	1	412
Total adjustments	40	95	455	70	660
Tax on adjustments	(7)	(23)	(120)	(22)	(172)
Net adjustments	33	72	335	48	488
Total Adjusted ROIC Earnings	$424	$541	$560	$735	$2,260

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Mar. 31, 2020	June 30, 2020	Sep 30, 2020	Dec. 31, 2020	Quarter Average

Equity (1)	$18,952	$19,293	$19,322	$20,000	$19,392
+ Interest-bearing liabilities (2)	12,512	9,181	8,141	9,937	9,943
+ LIFO adjustment (net of tax)	—	—	—	—	—
Other adjustments	39	6	259	(5)	75
Total Adjusted Invested Capital	$31,503	$28,480	$27,722	$29,932	$29,410

Adjusted Return on Invested Capital					7.7%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

                                                            11

Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended December 31, 2020.

					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2020	June 30, 2020	Sep 30, 2020	Dec. 31, 2020	Dec. 31, 2020
			(in millions)
Earnings before income taxes	$375	$552	$200	$756	$1,883
Interest expense	83	87	100	69	339
Depreciation and amortization	245	244	238	249	976
LIFO charge (credit)	(91)	—	—	—	(91)
Losses (gains) on sales of assets and businesses	—	(23)	(57)	(10)	(90)
Asset impairment, restructuring, and settlement charges	41	16	8	27	92
Railroad maintenance expense	73	—	28	37	138
Loss (gain) on debt extinguishment	—	14	396	(1)	409
Expenses related to acquisitions	—	—	—	4	4
Adjusted EBITDA	$726	$890	$913	$1,131	$3,660

					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2020	June 30, 2020	Sep 30, 2020	Dec. 31, 2020	Dec. 31, 2020
			(in millions)
Ag Services and Oilseeds	$514	$502	$527	$926	$2,469
Carbohydrate Solutions	148	274	323	284	1,029
Nutrition	199	217	201	185	802
Other Business	15	39	21	(14)	61
Corporate	(150)	(142)	(159)	(250)	(701)
Adjusted EBITDA	$726	$890	$913	$1,131	$3,660

                                                            12

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended December 31, 2019.

					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Dec. 31, 2019
			(in millions)
Earnings before income taxes	$315	$274	$503	$496	$1,588
Interest expense	101	109	97	95	402
Depreciation and amortization	245	248	249	251	993
LIFO charge (credit)	1	25	(16)	27	37
Losses (gains) on sales of assets and businesses	(12)	—	—	101	89
Asset impairment, restructuring, & settlement charges	11	138	53	103	305
Railroad maintenance expenses	—	—	—	51	51
Expenses related to acquisitions	14	—	—	3	17
Adjusted EBITDA	$675	$794	$886	$1,127	$3,482

					Four Quarters
	Quarter Ended				Ended
	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Dec. 31, 2019
			(in millions)
Ag Services and Oilseeds	$510	$457	$511	$833	$2,311
Carbohydrate Solutions	178	274	264	258	974
Nutrition	134	173	175	160	642
Other Business	24	18	55	20	117
Corporate	(171)	(128)	(119)	(144)	(562)
Adjusted EBITDA	$675	$794	$886	$1,127	$3,482

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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